Exhibit 10.16
                      AMENDMENT TO MEMORANDUM OF AGREEMENT

         This Amendment (the "Amendment") by and between Friendly Ice Cream Corporation ("Friendly's") and Lawrence A. Rusinko ("Mr. Rusinko"), as of September 2, 2005 (the "Effective Date").

                                    RECITALS

         WHEREAS, Friendly's and Mr. Rusinko entered into a Memorandum of Agreement on or about May 31, 2005 (the "Memorandum Agreement") to memorialize certain rights and obligations of the parties with respect to Mr. Rusinko's severance of employment from Friendly's as of May 31, 2005 (the "Separation Date");

         WHEREAS, Section 409A of the Internal Revenue Code enacted by Congress in October 2004 and effective as of January 1, 2005 ("Section 409A") governs the tax treatment of nonqualified deferred compensation agreements and certain executive employment and severance agreements;

         WHEREAS, the Department of Treasury and Internal Revenue Service issued Notice 2005-1 (the "Notice") to provide guidance with respect to the application of Section 409A to, inter alia, severance agreements;

         WHEREAS, in accordance with the principles set forth in the Notice, Friendly's and Mr. Rusinko desire to amend the Memorandum Agreement as of the Effective Date to ensure that the severance payments provided thereunder will not be treated as nonqualified deferred compensation subject to Section 409A; and

         WHEREAS, Article VIII of the Memorandum Agreement provides that it may be amended by Friendly's and Mr. Rusinko.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

         1. Article I of the Memorandum Agreement shall be amended by striking the text of the first paragraph and inserting the following text:

                      "Friendly's will continue to pay you semi-monthly from the Separation Date until March 14, 2006 at your current base rate of pay (plus executive match and automobile allowance) ("SemiMonthly Payments"). On or before March 15, 2006, Friendly's will pay you a lump sum payment equal to the semi-monthly pay you would have received between March 15, 2006 and May 31, 2006, at your current base rate of pay (plus executive match and automobile allowance) ("Lump Sum Payment"). Both the SemiMonthly Payments and the Lump Sum Payment you receive will be subject to appropriate statutory deductions and such other deductions normally made for employees of Friendly's."

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

         2. Except as amended hereby, the Memorandum Agreement remains in full force and effect and constitutes the entire agreement among the parties regarding the subject matter thereunder.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date above written.

                                                By: /s/ L A Rusinko
                                                    ----------------------------
                                                    Lawrence A. Rusinko


                                                Friendly Ice Cream Corporation

                                                By: /s/ Gregory A. Pastore
                                                    ----------------------------
                                                    Gregory A. Pastore
                                                    Vice President


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